UnionBancorp, Inc. Reports Second Quarter Earnings

OTTAWA, IL -- 07/29/2005 -- Scott A. Yeoman, President and Chief Executive Officer of UnionBancorp, Inc. (NASDAQ: UBCD), announced second quarter earnings of $1,382,000 or $0.33 per diluted share. This compares to $913,000 or $0.21 per diluted share earned in the second quarter of 2004. For the six months ended June 30, 2005, net income equaled $2,346,000 or $0.55 per diluted share compared to $1,713,000 or $0.39 per diluted share earned in the same period during 2004.

"We are very pleased with our results during the first half of the year because they validate the steps we took in 2004 to improve our performance," remarked Yeoman on the quarter. "We have created a much more stable loan portfolio, with decreasing levels of non-performing loans and lower delinquencies, while maintaining an adequate level of reserves for the size and quality of our loan portfolio. At the same time, this is allowing our relationship managers to turn their focus to the development of new opportunities. As we enter the second half of 2005, we are encouraged that the sales improvement initiatives we are undertaking should help us deepen our relationships with existing customers and increase the number of new bank customers."

Second Quarter 2005 Highlights:

--  Earnings per share increased 57.1% over the second quarter of 2004 and
    50.0% over first quarter 2005 levels.

--  The Company experienced a $251,000 reduction in state income taxes due to the receipt of a tax refund related to amended tax returns outstanding from prior years. The impact to earnings was approximately $0.06 per diluted share.

--  The net interest margin, reported at 3.59% at the end of the second quarter 2005, showed continued improvement as compared with 3.52% reported during the first quarter 2005 and 3.31% for the second quarter 2004.

--  The Company experienced favorable trends in expense control as noninterest expense levels decreased $1,402,000 or 19.9% during the second quarter of 2005 in comparison to the second quarter of 2004.

--  The Company did not record a provision for loan losses during the second quarter of 2005 as compared to a provision for loan losses of
    $500,000 in the second quarter of 2004.

--  The level of non-performing loans to total end of period loans totaled
    0.95% as of June 30, 2005 compared to 1.28% at June 30, 2004 and 1.01% at
    December 31, 2004.

--  Loan demand in the second quarter remained soft, as total loans decreased $14.8 million to $404.5 million since December 31, 2004.

--  The Company's Board of Directors, in a continuing effort to enhance stockholder value, approved the payment of an $0.11 quarterly cash dividend on the Company's common stock, marking the 81st consecutive quarter of dividends paid to stockholders.

--  The Company repurchased 129,362 shares of Company common stock under the Company's stock repurchase plan and announced an extension of the current repurchase plan to commence at the conclusion of the existing program.
Net Interest Margin

The net interest margin for the second quarter of 2005 was reported at 3.59%, up from 3.31% for the second quarter of 2004 and 3.52% for the first quarter of 2005. This increase was primarily a result of a more disciplined approach to pricing and the overall rising interest rate environment. Tax-equivalent net interest income decreased 4.8% to $5,437,000 for the second quarter of 2005 as compared to $5,714,000 for the second quarter of 2004. Also impacting net interest income levels, when compared to the second quarter of 2004, was the Company's exit of its western Illinois sales and service centers during the third quarter of 2004.

Noninterest Income and Expense

Noninterest income decreased from $3,190,000 during the second quarter of 2004 to $2,031,000 during the second quarter of 2005. The decrease was primarily related to a drop in revenue generated from the mortgage banking division (including gains on sale and servicing income, net of non-cash amortization charges in the carrying value of the mortgage servicing rights portfolio) and a decrease in other fee-based revenue related to the divestiture of the Company's western Illinois sales and service centers. Noninterest income for the second quarter of 2004 included a $440,000 gain on sale from the divestiture of the Company's Blandinsville sales and service center.

Noninterest expense experienced a $1,402,000 or 19.9% decrease for the second quarter of 2005 when compared to the second quarter of 2004. The significant improvement was primarily a result of a decrease in salaries and benefits and other occupancy expense resulting from the divestiture of the Company's western Illinois sales and service centers.

Asset Quality

During the first six months of 2005, the loan portfolio decreased 3.5% to $404.5 million, as compared to $419.3 million at December 31, 2004. This was due to a continued softening of overall loan demand, normal paydowns and paydowns associated with loans from the sale of the Company's western Illinois sales and service centers. The level of nonperforming loans to total end of period loans totaled 0.95% as of June 30, 2005 compared to 1.28% on June 30, 2004 and 1.01% at December 31, 2004. Net charge-offs for the second quarter were 0.19% of average loans, as compared to 0.03% for second quarter 2004. The reserve coverage ratio (allowance to nonperforming loans) was reported at 238.83% as of June 30, 2005 as compared to 176.43% as of June 30, 2004 and 231.60% as of December 31, 2004.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory matters; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

  - Unaudited Quarterly and Year to Date Highlights
  - Unaudited Consolidated Balance Sheets
  - Unaudited Consolidated Statements of Income
  - Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)
                                   Three Months Ended      Six Months Ended
                                        June 30,              June 30,
                                     2005       2004       2005      2004
                                     ----       ----       ----      ----
Operating Highlights
 Net income                    $    1,382 $      913 $    2,346 $    1,713
 Return on average
  total assets                       0.83%      0.49%      0.71%      0.45%
 Return on average
  stockholders equity                7.94       5.44       6.73       5.05
 Net interest margin                 3.59       3.31       3.56       3.33
 Efficiency ratio                   74.27      82.45      75.81      81.38
Per Share Data
 Diluted earnings per
  common share                 $     0.33 $     0.21 $     0.55 $     0.39
 Book value per common share   $    17.40 $    16.47 $    17.40 $    16.47
 Period end diluted
  weighted average common
  shares outstanding            4,054,804  4,115,166  4,083,477  4,114,251
 Period end common shares
  outstanding                   3,923,018  4,038,800  3,923,018  4,038,800
Stock Performance Data
 Market Price:
  Quarter End                  $    22.00 $    19.46 $    22.00 $    19.46
  High                         $    22.00 $    23.00 $    22.00 $    23.00
  Low                          $    20.10 $    19.25 $    20.10 $    19.25
 Period end price
  to book value                      1.26       1.18       1.26       1.18

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets (In Thousands)
                                                  June 30,     December 31,
                                                    2005            2004
ASSETS                                            --------        --------
Cash and cash equivalents                         $ 31,372        $ 22,802
Securities available-for-sale                      192,593         191,661
Loans                                              404,462         419,275
Allowance for loan losses                           (9,159)         (9,732)
                                                  --------        --------
  Net loans                                        395,303         409,543
Cash surrender value of life insurance              15,222          14,953
Mortgage servicing rights                            2,681           2,772
Premises and equipment, net                         13,938          13,463
Goodwill                                             6,963           6,963
Intangible assets, net                                 616             703
Other real estate                                      669             420
Other assets                                         6,067           6,266
                                                  --------        --------
    Total assets                                  $665,424        $669,546
                                                  ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
 Deposits
    Non-interest-bearing                          $ 70,621        $ 55,800
    Interest-bearing                               450,579         456,677
                                                  --------        --------
      Total deposits                               521,200         512,477
 Federal funds purchased and securities sold
  under agreements to repurchase                     4,678          12,722
 Advances from the Federal Home Loan Bank           56,100          61,900
 Notes payable                                       9,172           6,629
 Series B mandatory redeemable preferred stock         831             831
 Other borrowed funds                                   11               -
 Other liabilities                                   4,683           4,740
                                                  --------        --------
    Total liabilities                              596,675         599,299
                                                  --------        --------
Stockholders' equity
  Series A convertible preferred stock                 500             500
  Common stock                                       4,673           4,641
  Surplus                                           23,021          22,632
  Retained earnings                                 47,956          46,592
  Accumulated other comprehensive income             1,065           1,351
                                                  --------        --------
                                                    77,215          75,716
  Treasury stock, at cost                           (8,466)         (5,469)
                                                  --------        --------
      Total stockholders' equity                    68,749          70,247
                                                  --------        --------
      Total liabilities and
       stockholders' equity                       $665,424        $669,546
                                                  ========        ========

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income (In Thousands, Except
 Per Share Data)
                                   Three Months Ended    Six Months Ended
                                         June 30,            June 30,
                                     2005      2004       2005      2004
                                   --------  --------   --------  --------
Interest income
  Loans                            $  6,751  $  7,035   $ 13,201  $ 14,303
  Securities
    Taxable                           1,484     1,485      2,909     3,390
    Exempt from federal income
     taxes                              263       318        521       643
  Federal funds sold and other           47         5         56        15
                                   --------  --------   --------  --------
    Total interest income             8,545     8,843     16,687    18,351

Interest expense
  Deposits                            2,571     2,456      4,890     5,287
  Federal funds purchased and
   securities sold under
   agreements to repurchase              37        40        111        53
  Advances from the Federal Home
   Loan Bank                            550       728      1,133     1,499
  Series B Mandatory Redeemable          13        13         25        25
  Notes payable                          94        75        163       155
                                   --------  --------   --------  --------
    Total interest expense            3,265     3,312      6,322     7,019
                                   --------  --------   --------  --------
Net interest income                   5,280     5,531     10,365    11,332
Provision for loan losses                 -       500        100     1,250
                                   --------  --------   --------  --------
Net interest income after
 Provision for loan losses            5,280     5,031     10,265    10,082

Noninterest income
  Service charges                       525       803      1,008     1,514
  Merchant fee income                     -        12          -        68
  Trust income                          187       180        402       364
  Mortgage banking income               364       647        704     1,215
  Insurance commissions and fees        472       608        893     1,241
  Bank owned life insurance (BOLI)      135       173        269       345
  Securities gains, net                   -        10          -        10
  Gain on sale of assets                  1       466          3       725
  Other income                          347       291        602       632
                                   --------  --------   --------  --------
                                      2,031     3,190      3,881     6,114

Noninterest expenses
  Salaries and employee benefits      3,366     4,136      6,842     8,286
  Occupancy expense, net                385       559        779     1,111
  Furniture and equipment expense       461       573        885     1,130
  Marketing                             128       157        224       325
  Supplies and printing                  86       115        163       230
  Telephone                             106       142        213       296
  Other real estate owned expense        29        (3)        34         4
  Amortization of intangible
   assets                                43        51         87       103
  Other expenses                      1,023     1,299      1,946     2,523
                                   --------  --------   --------  --------
                                      5,627     7,029     11,173    14,008
                                   --------  --------   --------  --------
Income before income taxes            1,684     1,192      2,973     2,188
Income taxes                            302       279        627       475
                                   --------  --------   --------  --------
Net income                            1,382       913      2,346     1,713
Preferred stock dividends                52        52        104       104
                                   --------  --------   --------  --------

Net income for common stockholders $  1,330  $    861   $  2,242  $  1,609
                                   ========  ========   ========  ========
Basic earnings per share           $   0.33  $   0.21   $   0.56  $   0.40
                                   ========  ========   ========  ========
Diluted earnings per common share  $   0.33  $   0.21   $   0.55  $   0.39
                                   ========  ========   ========  ========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (In Thousands,
Except Share Data)
                                        Quarters Ended
                     06/30/05   03/31/05   12/31/04   09/30/04   06/30/04
                    ---------  ---------  ---------  ---------  ---------
                        (Dollars in Thousands, Except Per Share Data)
Statement of Income
 Data
  Interest income   $   8,545  $   8,142  $   8,056  $   8,505  $   8,843
  Interest expense     (3,265)    (3,057)    (3,089)    (3,142)    (3,312)
                    ---------  ---------  ---------  ---------  ---------
    Net interest
     income             5,280      5,085      4,967      5,363      5,531
  Provision for loan
   losses                   -        100        300        200        500
                    ---------  ---------  ---------  ---------  ---------
    Net interest
     income after
     provision for
     loan losses        5,280      4,985      4,667      5,163      5,031
  Noninterest income    2,031      1,850      1,964      6,721      3,190
  Noninterest
   expense              5,627      5,546      6,330      7,514      7,029
                    ---------  ---------  ---------  ---------  ---------
  Income before
   income taxes         1,684      1,289        301      4,370      1,192
  Provision
   (benefit) for
   income taxes           302        325       (172)     1,753        279
                    ---------  ---------  ---------  ---------  ---------
  Net income        $   1,382  $     964  $     473  $   2,617  $     913
                    =========  =========  =========  =========  =========
  Net income on
   common stock     $   1,330  $     912  $     421  $   2,565  $     861
                    =========  =========  =========  =========  =========

Per Share Data
  Basic earnings
   per common share $    0.33  $    0.23  $    0.10  $    0.64  $    0.21
  Diluted earnings
   per common share      0.33       0.22       0.10       0.62       0.21
  Cash dividends on
   common stock          0.11       0.11       0.10       0.10       0.10
  Dividend payout
   ratio for common
   stock                32.48%     48.79%    110.21%     15.71%     46.92%
  Year-end book
   value per
   common share     $   17.40  $   17.27  $   17.30  $   17.38  $   16.47
  Basic weighted
   average common
   shares
   outstanding      3,993,164  4,049,579  4,031,552  4,034,365  4,037,347
  Diluted weighted
   average common
   shares
   outstanding      4,054,804  4,116,342  4,109,357  4,105,872  4,115,166
  Period-end common
   shares
   outstanding      3,923,018  4,047,610  4,032,144  4,030,800  4,038,800

Balance Sheet Data
  Securities        $ 192,593  $ 185,766  $ 191,661  $ 190,385  $ 211,733
  Loans               404,462    421,523    419,275    413,941    453,676
  Allowance for
   loan losses          9,159      9,948      9,732      9,962     10,224
  Assets              665,424    661,424    669,546    667,818    732,019
  Deposits            521,200    503,301    512,477    511,568    583,612
  Stockholders'
   equity              68,749     70,410     70,247     70,561     67,032

Earnings Performance
 Data
  Return on average
   total assets          0.83%      0.59%      0.28%      1.46%      0.49%
  Return on average
   stockholders'
   equity                7.94       5.52       2.78      15.40       5.44
  Net interest
   margin ratio          3.59       3.52       3.33       3.38       3.31
  Efficiency
   ratio (1)            74.27      77.42      88.32      81.85      82.45

Asset Quality Ratios
  Nonperforming
   assets to total
   end of period
   assets                0.68%      0.61%      0.69%      0.69%      0.81%
  Nonperforming
   loans to total
   end of period
   loans                 0.95       1.19       1.01       1.09       1.28
  Net loan charge-
   offs to total
   average loans         0.19      (0.03)      0.13       0.10       0.03
  Allowance for loan
   losses to total
   end of period
   loans                 2.26       2.36       2.32       2.41       2.25
  Allowance for loan
   losses to
   nonperforming
   loans               238.83     198.09     231.60     220.20     176.43

Capital Ratios
  Average equity to
   average assets       10.38%     10.61%      9.98%      9.47%      8.92%
  Total capital to
   risk adjusted
   assets               14.26      14.33      14.30      14.36      12.73
  Tier 1 leverage
   ratio                 9.42       9.75       9.54       9.55       8.38
                    =========  =========  =========  =========  =========

(1)  Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:

Scott A. Yeoman
President
Chief Executive Officer
UnionBancorp, Inc.
scott.yeoman@ubcd.com

Kurt R. Stevenson
Senior Vice President
Chief Financial Officer
UnionBancorp, Inc.
kurt.stevenson@ubcd.com